PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
Chimera Investment Corporation Sponsors Two Residential Mortgage Loan Securitizations and Provides an Estimate of GAAP Book Value
Company Release - 3/31/2020

NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (“Chimera” or the “Company”) announced that at close of business on March 27, 2020 Chimera estimates that its GAAP book value per share is between $12.25 and $12.75.

In addition, Chimera sponsored two residential mortgage loan securitizations during the month of March. CIM 2020-R1 is a $390.7 million non-rated securitization of re-performing residential mortgage loans, which closed on March 10, 2020. CIM 2020-R2 is a $492.3 million rated securitization of re-performing residential mortgage loans, which closed on March 24, 2020. “We believe that our ability to close a securitization during the current market environment speaks to the value of our franchise,” said Matthew Lambiase, the Company’s Chief Executive Officer.

While the global COVID-19 pandemic continues to cause unprecedented market conditions, Chimera remains focused on managing its portfolio to benefit its stockholders over the long term.

The Company’s estimates of the financial information above reflect estimates with respect to such information based on information currently available to management, and may vary from the Company’s actual financial results as of and for the quarter ended March 31, 2020 (and these variances may be material, particularly in light of the significant volatility and market dislocations discussed above). Further, these estimates are not a comprehensive statement of the Company’s financial results as of and for the quarter ended March 31, 2020, and there can be no assurance that the Company’s estimates as of March 27, 2020 are indicative of what its results are likely to be for the quarter ending March 31, 2020 or in future periods and the Company undertakes no obligation to update or revise its estimates prior to issuance of financial statements. Accordingly, you should not place undue reliance on this information. These estimates, which are the responsibility of the Company’s management, were prepared by the Company’s management and are based upon a number of assumptions, including, without limitation, the fair market value of the Company’s assets, which may not be reflective of such assets’ liquidation value or current fair market value, particularly during times of stress and enhanced volatility such as exists today. The values also may be different than the values derived by the Company’s financing counterparties, investors or other financial analysts that value securities. Additional adjustments to this information may be identified and could result in material changes to the Company’s estimated operating results. Estimates of operating results are inherently uncertain and the Company undertakes no obligation to update this information. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to this financial information. Accordingly, the Company’s independent registered public accounting firm does not express an opinion or provide any form of assurance with respect thereto.

About Chimera Investment Corporation
We are a publicly traded REIT that is primarily engaged in the business of investing directly or indirectly through our subsidiaries, on a leveraged basis, in a diversified portfolio of real estate assets, including mortgage loans, Agency RMBS, Non-Agency RMBS, Agency CMBS, and other real estate assets.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to:; the state of credit markets and general economic conditions, particularly in light of the COVID-19 pandemic and related uncertainty; our ability to accurately estimate our GAAP book value per share as of March 27, 2020, which is subject to significant management judgment and assumptions (particularly in light of current market conditions); changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors.

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